UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2006

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of Registrant as specified in its charter)

            Illinois

  0-14194

  36-3311347

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

VMS National Properties Joint Venture, an Illinois joint venture (the “Registrant”), owns Watergate Apartments (“Watergate”), a 140-unit apartment complex located in Little Rock, Arkansas.  As previously reported, on November 22, 2006 the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Steven D. Bell & Company, a North Carolina corporation (the “Purchaser”), to sell Watergate to the Purchaser for a total sales price of $7,710,000.

On December 14, 2006 the Registrant and the Purchaser agreed to amend the Purchase Agreement (the “Second Amended Purchase Agreement”).  The Second Amended Purchase Agreement extends the closing deadline for the sale of Watergate to February 28, 2007.  In addition, the Registrant has the option to extend the closing until March 30, 2007 by delivering written notice to the Purchaser by February 18, 2007.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.5b

Second Amendment to Purchase and Sale Contract between VMS National Properties Joint Venture, an Illinois joint venture, and Steven D. Bell & Company, a North Carolina corporation, dated December 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS National Properties Joint Venture

(an Illinois joint venture)

VMS National Residential Portfolio I

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  December 20, 2006

VMS National Residential Portfolio Ii

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  December 20, 2006